UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2022

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

929 Long Bridge Drive, Arlington, VA	22202
(Address of principal executive offices)	(Zip Code)

(703) 414-6338
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
In November 2022, we discovered a cybersecurity incident that impacted certain systems of Jeppesen, a wholly owned Boeing subsidiary that provides flight planning and navigation services. We determined that the incident posed no risk to flight safety. In addition, we promptly notified law enforcement and regulatory authorities and customers, launched an investigation, and took additional steps to protect the integrity of our systems. During the investigation, we learned that the criminal ransomware actor claims to have stolen information from Jeppesen systems. We continue to work with outside forensic firms, customers and relevant authorities to mitigate any potential impacts, including any possible release of personally identifiable information. We continue to be confident that this incident poses no risk to flight safety, and we believe that it has not had a material impact on either Jeppesen’s business operations or Boeing’s business prospects or financial results.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ John C. Demers
John C. Demers
Vice President, Assistant General Counsel and Corporate Secretary

Dated: December 12, 2022